UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

CATCHA INVESTMENT CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40061	98-1574476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Raffles Place #06-01, Bharat Building, Singapore	048617
(Address of principal executive offices)	(Zip Code)

+65 6325-2788

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	CHAA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On May 13, 2024, Catcha Holdings LLC (the “Sponsor”) delivered notice of conversion of an aggregate of 7,350,350 Class B Ordinary Shares of Catcha Investment Corp (the “Company”), par value $0.0001 per share (the “Class B Shares”), into an equal number of Class A Ordinary Shares of the Company, par value $0.0001 per share (the “Class A Shares”), held thereby (the “Conversion”). The 7,350,350 Class B Shares, representing approximately 81% of the total issued and outstanding Class A Shares after the Conversion, issued in connection with the Conversion are subject to the same restrictions as applied to the Class B Shares before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as further described in the Company’s definitive merger proxy statement/prospectus on Schedule 14A filed with the Securities and Exchange Commission on February 15, 2024 (“Definitive Merger Proxy Statement”).

The issuance of the Class A Shares is made pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

Postponement of Business Combination Meeting

On May 10, 2024, the Company determined to postpone its extraordinary general meeting of shareholders relating to shareholder approval of the Company’s entry into a Business Combination Agreement (as defined in the Definitive Merger Proxy Statement) and a related Merger (as defined in the Definitive Merger Proxy Statement) and Plan of Merger (as defined in the Definitive Merger Proxy Statement) (the “Business Combination Meeting”), from the previously scheduled date of Wednesday, May 15, 2024 at 11:00 a.m. Eastern time.

The Business Combination Meeting will now be held on Wednesday, June 12, 2024, at 9:00 a.m. Eastern Time. There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Business Combination Meeting. The live webcast for the Business Combination Meeting will be available by visiting https://www.cstproxy.com/chaa/2024.

Holders of the Company’s Class A ordinary shares are entitled to request that the Company redeem all or a portion of their shares for cash in connection with the Business Combination Meeting until 5:00 p.m., Eastern Time, on Monday, June 10, 2024 (two business days prior to the Business Combination Meeting).

Sponsor’s Deposits into Trust Account Relating to Proposed Extended Termination Date of Company

As previously announced in a definitive proxy statement filed with the SEC on May 6, 2024, Catcha Investment Corp (the “Company”) has determined to hold an extraordinary general meeting of its shareholders to extend the date by which the Company has to consummate a business combination (the “Extension Meeting”) to be held on Wednesday, May 15, 2024, at 10:00 a.m., Eastern Time.

If the proposals presented at the Extension Meeting are approved by the Company’s shareholders so that the Company has more time to complete the proposed business combination, Catcha Holdings LLC (the “Sponsor”), or one or more of its affiliates, members or third-party designees (the “Lender”), will deposit into the Trust Account for each month that the Company’s board of directors elects to extend the date by which the Company must consummate the proposed business combination from May 17, 2024 to June 17, 2024, July 17, 2024 or August 17, 2024 (such applicable date, the “Extended Termination Date”), $0.03 for each then-outstanding ordinary share issued in the Company’s initial public offering that is not redeemed, in exchange for one or more non-interest bearing, unsecured promissory notes issued by the Company to the Lender. If the Company completes the proposed business combination, it will repay the amounts loaned under the promissory notes or convert a portion or all of the amounts loaned under such promissory notes into warrants at a price of $1.50 per warrant, which warrants will be identical to the private placement warrants issued to the Sponsor at the time of the Company’s initial public offering. If the Company does not complete the proposed business combination by the final applicable Extended Termination Date, such promissory notes will be repaid only from funds held outside of the Trust Account.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catcha Investment Corp

By:	/s/ Patrick Grove
Name:	Patrick Grove
Title:	Chairman and Chief Executive Officer

Dated: May 13, 2024

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